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                  SECURITIES AND EXCHANGE COMMISSION

                       Washington, D.C.  20549

                               Form 8-K

          CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF
               THE SECURITIES AND EXCHANGE ACT OF 1934

               Date of the Report:  January 3, 1995
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                   Commission file number 1-5805
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                     CHEMICAL BANKING CORPORATION
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        (Exact name of registrant as specified in its charter)



     Delaware                                          13-2624428
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(State or other jurisdiction                     (I.R.S. Employer
 of incorporation)                            Identification No.)



270 Park Avenue, New York, NY                               10017
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(Address of principal executive Offices)               (Zip Code)



Registrant's telephone number, including area code (212) 270-6000
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Item 5.  Other Events
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  Chemical Banking Corporation (the "Corporation") announced on
  January 3, 1995 that its trading revenues for the fourth quarter of 1994 will be reduced by approximately $70 million (approximately $40 million after tax) as a result of losses sustained from unauthorized foreign exchange transactions involving the Mexican peso.

  The Corporation announced that the transactions were undertaken by an employee in New York, who took positions in the peso in violation of authorized risk limits and then concealed these positions.
  Losses were sustained when the value of the peso fell sharply in late December.

  The Corporation also announced that the positions have now been brought within authorized risk limits and that, while an investigation is still underway, it does not anticipate any further material impact on the Corporation's financial results arising from the employee's actions.

  The Corporation expects to release its full fourth quarter financial results on January 17, 1995.

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                              SIGNATURE



  Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.







                                 CHEMICAL BANKING CORPORATION
                                             (Registrant)



Dated January 3, 1995            by   /s/Joseph L. Sclafani
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                                         Joseph L. Sclafani
                                              Controller
                                 [Principal Accounting Officer]

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